Exhibit T3A.2.62

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

Nov 27 2018
REFERENCE ID: 245981

/s/ [ILLEGIBLE]
SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

RITE AID OF SOUTH CAROLINA, INC.

For Use By		(FILE THIS FORM IN	This Space For Use By
The Secretary of State		DUPLICATE ORIGINALS)	The Secretary of State
File No.	D33657
Fee Paid	$45.00 (2cks)	(Sect. 12-14.3 of 1962 Code)	[SEAL]
R.N.	15256
Date	11-4-77

1.	The name of the proposed corporation is	RITE AID OF SOUTH CAROLINA, INC.

2.	The initial registered office of the corporation is	409 East North Street,

Street and Number

located in the city of Greenville , county of Greenville and the State of South Carolina and the name of its initial registered agent at such address is
CT CORPORATION SYSTEM

3.	The period of duration of the corporation shall be perpetual ( ).

4.	The corporation is authorized to issue shares of stock as follows:

Class of shares	Authorized No. of each class	Par Value

Common	1,000	$1.00

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

5.	Total authorized capital stock	$1,000.00

6.	It is represented that the corporation will not begin business until there has been paid into the corporation the minimum consideration for the issue of shares, which is $1,000.00 of which at least $500.00 is in cash.

7.	The number of directors constituting the initial board of directors of the corporation is three, (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Alex Grass	Trindle Road/& Railroad Ave., Shiremanstown, PA 17091
Name	Address
Louis Lehrman	Trindle Road/& Railroad Ave., Shiremanstown, PA 17091
Name	Address
David Sommer	Trindle Road/& Railroad Ave., Shiremanstown, PA 17091
Name	Address

Name	Address

Name	Address

(S.C. - 1597 - 9/5/74)

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

Nov 27 2018
REFERENCE ID: 245981

/s/ [ILLEGIBLE]
SECRETARY OF STATE OF SOUTH CAROLINA

Name	Address

Name	Address

8.	The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated in Section 2.2) (12—12.2 Supplemental Code 1962)

To engage in the business of preparing, compounding, producing, importing, exporting, storing, acquiring, buying, selling, contracting with others to produce, supply, or deal in and with, disposing at retail, marketing, distributing, and dealing in and with, in accordance with rules and regulations, licensing requirements, and all pertinent and legal restraints and limitations, all kinds of drugs, chemicals, medicines, pharmaceutical products, physicians; and surgeons' supplies and all supplies, required by invalids, paints, colors, cosmetics, perfumes, toilet supplies, stationery and stationery supplies, novelties, tobacco in all forms, ice cream, confectionery, and soft drinks; to fill prescriptions, maintain newsstands, soda fountains and lunch counters, and do everything pertaining to the drug store business and to own, lease, manage and operate pharmacies of all types.

9.	Provisions which the incorporators elect to include in the articles of incorporation are as follows:

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

10.	The name and address of each incorporator is:

Name	Street & Box No..	City	County	State

George Lewis	123 S. Broad St.,	Philadelphia,	Phila.,	Pennsylvania 19109

Mark MacQueen	123 S. Broad St.,	Philadelphia,	Phila.,	Pennsylvania 19109

J. L. Wilsterman	123 S. Broad St.,	Philadelphia,	Phila.,	Pennsylvania 19109

Date October 26, 1977	/s/ George Lewis
(Signature of Incorporator)

George Lewis
(Type or Print Name)

/s/ Mark MacQueen
(Signature of Incorporator)

Mark MacQueen
(Type or Print Name)

/s/ J. L. Wilsterman
(Signature of Incorporator)

J. L. Wilsterman
(Type or Print Name)

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

Nov 27 2018
REFERENCE ID: 245981

/s/ [ILLEGIBLE]
SECRETARY OF STATE OF SOUTH CAROLINA

	PENNSYLVANIA	}
COUNTY OF	PHILADELPHIA		ss:

The undersigned George Lewis, Mark MacQueen and J. L. Wilsterman do hereby certify that they are the incorporators of RITE AID OF SOUTH CAROLINA, INC. corporation and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

/s/ George Lewis
George Lewis
(Signature of Incorporator)

/s/ Mark MacQueen
Mark MacQueen
(Signature of Incorporator)

/s/ J. L. Wilsterman
J. L. Wilsterman
(Signature of Incorporator) (Each Incorporator Must Sign)

CERTIFICATE OF ATTORNEY

11.	I, C. Lewis Rasor, Jr., an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of chapter 1.4 of the South Carolina Business Corporation Act of 1962, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

Date November 1, 1977	/s/ C. Lewis Rasor, Jr.
(Signature)

C. Lewis Rasor, Jr.
(Type or Print Name)

	Address	2048 East North Street
P. O. Box 2048
Greenville, S.C. 29602

SCHEDULE OF FEES

(Payable at time of filing Articles of With Secretary of State)

Fee for filing Articles	$5.00
In addition to the above, $.40 for each $1,000.00 of the aggregate value of shares which the Corporation is authorized to issue, but in no case less than	40.00
nor more than	1,000.00

NOTE. THIS FORM MUST BE COMPLETED IN ITS ENTIRETY BEFORE IT WILL BE ACCEPTED FOR FILING.

(S.C. - 1597)